EXHIBIT (99)-7


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES  FOR  DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.
 Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.




----------------------------------------------------------------------------------------------------------
                                                           GIVE THE SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT:                                NUMBER OF --
----------------------------------------------------------------------------------------------------------
   1.     An individual's account                          The individual
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   2.     Two or more individuals (joint account)          The actual owner of the account or, if combined
                                                           funds, the first individual on the account (1)
----------------------------------------------------------------------------------------------------------
   3.     Custodian account of a minor (Uniform            The minor (2)
          Gift to Minors Act)
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   4.     a. The usual revocable savings trust             The grantor-trustee (1)
          account (grantor is also trustee)
          b. So-called trust account that is not a         The actual owner (1)
          legal or valid trust under State law
----------------------------------------------------------------------------------------------------------
   5.     Sole proprietorship account                      The owner (3)
----------------------------------------------------------------------------------------------------------
   FOR THIS TYPE OF ACCOUNT:                               GIVE THE EMPLOYER
                                                           IDENTIFICATION NUMBER OF --
----------------------------------------------------------------------------------------------------------
   6.     A valid trust, estate, or pension trust          The legal entity (Do not furnish the identifying
                                                           number of the personal representative or
                                                           trustee unless the legal entity itself is not
                                                           designated in the account title.) (4)
----------------------------------------------------------------------------------------------------------
   7.     Corporate account                                The corporation
----------------------------------------------------------------------------------------------------------
   8.     Partnership account held in the name of          The partnership
          the business
----------------------------------------------------------------------------------------------------------
   9.     Association, club, religious, charitable, or     The organization
          other tax-exempt organization
----------------------------------------------------------------------------------------------------------
  10.     A broker or registered nominee                   The broker or nominee
----------------------------------------------------------------------------------------------------------
  11.     Account with the Department of                   The public entity
          Agriculture in the name of a public entity
          (such as a State or local government,
          school district, or prison) that receives
          agricultural program payments
----------------------------------------------------------------------------------------------------------

(1)     List first and circle the name of the person whose number you furnish.

(2)     Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9


OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

o   A corporation.
o   A financial institution.
o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under section 403(b)(7).
o   The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o   An international organization or any agency, or instrumentality thereof.
o A registered dealer in securities or commodities registered in the United States or a possession of the United States.
o   A real estate investment trust.
o   A common trust fund operated by a bank under section 584(a).
o   An exempt  charitable  remainder  trust, or a non-exempt  trust described in section 4947(a)(1).
o   An entity registered at all times under the Investment Company Act of 1940.
o   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

o   Payments to nonresident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o   Payments made by certain foreign organizations.
o   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including the exempt-interest dividends under section 852).
o   Payments described in section 6049(b)(5) to nonresident aliens.
o   Payments on tax-free covenant bonds under section 1451.
o   Payments made by certain foreign organizations.
o   Payments described in section 6049(b)(6) to nonresident aliens.
o Payments of tax-exempt interest (including the exempt-interest dividends under section 859).
o   Payments described in section 649(b)(7) to resident aliens.
o   Payments on tax-free covenant bonds under section 1466.
o   Payments made to a nominee.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:


ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.


PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax reforms. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Numbers. If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.